SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2010

Commission file number 0-19292

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	03-0300793

(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2010, the Company’s 51% owned consolidated subsidiary, Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company (“Bluegreen/Big Cedar”), entered into a $20.0 million timeshare receivables hypothecation facility with National Bank of Arizona (“Facility”). Bluegreen Corporation has guaranteed the full payment and performance of Bluegreen/Big Cedar in connection with the Facility. The Facility provided for an 85% advance on eligible receivables which were pledged under the Facility at closing, subject to customary terms and conditions. All principal and interest payments received on pledged receivables are applied to principal and interest due under the Facility, with the remaining balance due in September 2017. Indebtedness under the Facility bears interest adjusted monthly at the 30-day London Interbank Offered Rate (LIBOR) plus 5.25%, subject to a floor of 6.75%. The Facility includes affirmative, negative and financial covenants and events of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 4, 2010

By:	/S/ ANTHONY M. PULEO

Anthony M. Puleo
Senior Vice President,
Chief Financial Officer & Treasurer